Exhibit 99.1

Caesars Entertainment Announces Temporary Shutdown of Network of Properties

LAS VEGAS, March 17, 2020 /PRNewswire/ -- Caesars Entertainment Corporation (NASDAQ:CZR) (“Caesars”, “Caesars Entertainment” or the “Company”) today announced that it will temporarily shut down its owned properties in North America, consistent with directives from various government bodies.

“It has become clear that we must take this extreme action to help contain the virus and protect the safety and well-being of our team members and guests,” said Caesars Entertainment CEO Tony Rodio.

Caesars is working to ensure a smooth closing process throughout its network and looks forward to welcoming back team members and guests as soon as appropriate. Caesars recognizes the disruption that these property closures will have on team members and is committed to helping employees manage the impact. An update on property closures throughout the Caesars network can be found at https://www.caesars.com/corporate/newsroom/press-releases.

Caesars has a strong liquidity position with more than $2.8 billion of cash on hand. While the Company believes its current cash position is more than sufficient to fund its obligations, it is also taking appropriate measures to reduce operating and capital expenses, as necessary.

About Caesars Entertainment

Caesars Entertainment is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “will,” “believes,” “looks forward,” “help,” and “substantially,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: future actions, new projects, strategies, future performance, the outcomes of contingencies, future financial results of the Company, and uncertainties related to COVID-19 and the impact of the Company’s responses to it; and other factors described from time to time in our reports filed with the SEC.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

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SOURCE Caesars Entertainment

For More Information: Media: Richard Broome, Executive Vice President Communications & Government Relations, Rbroome@caesars.com or Investors: Joyce Arpin, Senior Vice President Finance & Treasure, jthomas@caesars.com